Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 5, 2025, except for Note 4, as to which the date is March 31, 2025 relating to the consolidated balance sheet of CTW (formerly known as CTW Cayman, the “Company”, together with its subsidiaries and its variable interest entities, the “Group”) as of July 31, 2024, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for the year ended July 31, 2024, and the related notes (collectively referred to as the “financial statements”), which appear in such Registration Statements. Our report contains an explanatory paragraph regarding table sets relating to the assets, liabilities, results of operations, and changes in cash and cash equivalents of the VIEs, and segment reporting disclosures, as described in Notes 1 and 18, which were audited by other auditor. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ YCM CPA INC.

YCM CPA INC.

PCAOB ID 6781

Irvine, California

October 23, 2026